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                                                                   Exhibit 10.27

                           FOURTH AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                          Dated as of January 18, 2002

                                      Among

                         Monitronics International, Inc.

                                       and

                      The Shareholders and Warrant Holders

                                       of

               Monitronics International, Inc. Referred to Herein

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                                TABLE OF CONTENTS

1. Voting Provisions...........................................................2
   1A. Composition of Board of Directors.......................................2
   1B. Compensation Committee..................................................3
   1C. Vacancies, Removal......................................................4
   1D. Meetings; Quorum........................................................4
   1E. Expenses................................................................5
   1F. Indemnification Agreements..............................................5
   1G. Special Voting Rights of Holders of Series D Preferred Stock............5
   1H. Special Voting Rights of Holders of Series C Preferred Stock............8
   1I. Special Covenant of Shareholders........................................8

2. Provisions Relating to Transfers of Company Securities......................8
   2A. General Restrictions on Transfers.......................................8
   2B. Right of First Refusal..................................................9
   2C. Contractual Preemptive Rights..........................................10
   2D. Transferees of Capital Stock...........................................12

3. Liquidity Rights; Right of First Offer.....................................12
   3A. Sale of the Company....................................................12
   3B. Sale Procedure.........................................................13
   3C. Cessation of Sale Procedure............................................14
   3D. Accepted Sale Proposals................................................14
   3E. Best Efforts...........................................................14
   3F. Initial Public Offering................................................15
   3G. Right of First Offer...................................................15

4. Definitions................................................................16

5. General Provisions.........................................................21
   5A. Transfer Conditions....................................................21
   5B. Legends on Certificates................................................21
   5C. Termination; Amendment and Waiver......................................22
   5D. Notices................................................................23
   5E. Governing Law..........................................................25
   5F. Entire Agreement.......................................................25
   5G. Further Assurances.....................................................25
   5H. Counterparts...........................................................25
   5I. Reorganization.........................................................25
   5J. Descriptive Headings...................................................25
   5K. Severability...........................................................25
   5L. Binding Effect.........................................................26
   5M. Exception for Pledge...................................................26

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                           FOURTH AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

     This Fourth Amended and Restated Shareholders Agreement (the "Agreement") is entered into as of January 18, 2002 by and among Monitronics International, Inc., a Texas corporation (the "Company"), the holders of Preferred Stock listed on the Schedule of Preferred Holders attached hereto (the "Preferred Holders"), the holders of Warrants listed on the Schedule of Warrant Holders attached hereto (the "Warrant Holders" and collectively with the Preferred Holders, the "Purchasers"), the holders of Common Stock of the Company listed on the Schedule of Common Shareholders attached hereto (the "Common Shareholders" and, together with the Purchasers and such other parties as may from time to time become parties hereto, the "Shareholders").

                                    Recitals

     The Company and certain of the Preferred Holders are parties to a Stock Purchase Agreement, dated as of October 21, 1994, as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated as of November 10, 1994, that certain Amendment No. 2 to Stock Purchase Agreement, dated as of May 10, 1996, that certain Amendment Agreement, dated as of November 22, 1996 (the "First Amendment Agreement"), that certain Second Amendment Agreement, dated as of May 19, 1997 (the "Second Amendment Agreement"), that certain Transfer, Assignment and Assumption Agreement and Third Amendment Agreement, dated as of January 1, 1998 (the "Third Amendment Agreement"), that certain Consent to Various Actions under Various Documents, dated as of May 13, 1998, that certain Consent to Various Actions under Various Documents and Amendment to Stock Purchase Agreement, dated as of January 6, 1999, that certain Sixth Amendment Agreement dated as of April 27, 2001 (the "Sixth Amendment Agreement") and that certain Seventh Amendment Agreement dated as of January 18, 2002 (the "Seventh Amendment Agreement") (as so amended, the "Series A Purchase Agreement"), providing, among other things, for the purchase by such Preferred Holders of 4,000,000 shares of Series A Preferred Stock of the Company.

     The Company and certain of the Warrant Holders are parties to a Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 10, 1996, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 22, 1996, and (ii) the Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 19, 1997, as amended by that certain Amendment, dated as of March 13, 1998, that certain Second Amendment, dated as of January 13, 1999, that certain Termination of Put Rights, dated as of June 15, 1998, that certain Third Amendment, dated as of March 9, 1999, and that certain Fourth Amendment, dated as of February 4, 2000,
(iii) the Sixth Amendment Agreement and (iv) the Seventh Amendment Agreement (as so supplemented and modified, the "Note Agreement"), providing, among other things, for the purchase by such Warrant Holders of warrants (the "Mezzanine Warrants") to acquire up to 569,757 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company.

     The Company and certain of the Preferred Holders are parties to a Series B Preferred Stock Purchase Agreement, dated as of May 19, 1997, as amended by the Third Amendment Agreement, that certain Termination of Put Rights, dated as of June 15, 1998 and the Seventh Amendment Agreement (as so amended, the "Series B Purchase Agreement"), providing, among

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other things, for the purchase by such Preferred Holders of 5,000,000 shares of
Series B Preferred Stock and warrants (the "Preferred B Warrants") to acquire up to 961,700 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company.

     The Company and certain of the Preferred Holders are parties to a Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement"), dated as of February 22, 1999, providing, among other things, for the purchase by certain Preferred Holders of 1,409,375 shares of Series C Preferred Stock of the Company.

     The Company and certain of the Preferred Holders are parties to a Series C Preferred Stock Exchange Agreement (the "Series C Exchange Agreement"), dated as of April 27, 2001, providing, among other things, for the exchange by certain Preferred Holders of 1,409,375 shares of Series C Preferred Stock of the Company for 1,409,375 shares of Series C Preferred Stock and 251,420 shares of Series C-1 Preferred Stock of the Company.

     The Company and certain of the Preferred Holders have entered into a Series D-1 Preferred Stock Purchase Agreement, dated as of April 27, 2001, as amended by that certain First Amendment to Series D-1 Preferred Stock Purchase Agreement, dated as of January 18, 2002 (the "Series D-1 Purchase Agreement"), providing, among other things, for the purchase by certain Preferred Holders of up to 70,000 shares of Series D-1 Preferred Stock.

     The Company, the Preferred Holders named therein, the Warrant Holders named therein and the Common Shareholders named therein are parties to a Third Amended and Restated Shareholders Agreement, dated as of April 27, 2001 (the "Third Amended and Restated Shareholders Agreement").

     The Company and certain of the Warrant Holders are parties to a Subordinated Note and Warrant Purchase Agreement, dated as of January 18, 2002 ("2001 Note Agreement"), providing, among other things, for the purchase by such Warrant Holder of warrants (the "2001 Warrants" and, together with the Mezzanine Warrants and the Preferred B Warrants, the "Warrants") to acquire up to 1,133,328 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company.

     The parties hereto desire to amend and restate the Third Amended and Restated Shareholders Agreement in its entirety in order to facilitate the transactions contemplated by the 2001 Note Agreement.

     Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in Part 4 of this Agreement.

     The parties hereto agree that the Third Amended and Restated Shareholders Agreement shall be amended and restated in its entirety by this Agreement, and the parties further agree as follows:

     1. Voting Provisions.

     1A. Composition of Board of Directors. The Shareholders agree that in any election of directors of the Company, they shall vote or act by written consent, as the case may be, all shares of capital stock of the Company now or hereafter owned or controlled by them, including all shares that they are entitled to vote under any voting trust, voting agreement or proxy, to elect a Board of Directors comprising eight directors designated as follows:

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               (a) three directors (each a "Series A Director") shall be
designated by the holders of a majority of the Series A Underlying Common Stock; provided, that Austin Ventures III will designate two Series A Directors for so long as Austin Ventures III holds any Series A Underlying Common Stock, and the remaining Series A Director shall be designated by the holders of a majority of the Series A Underlying Common Stock;

               (b) one director (the "Series B Director") shall be designated by the holders of a majority of the Preferred B Warrant Shares; provided, that Austin Ventures V will designate the Series B Director for so long as Austin Ventures V holds any Preferred B Warrants or Preferred B Warrant Shares;

               (c) one director (the "Series C Director,") shall be designated by the holders of a majority of the Series C Underlying Common Stock; provided, that Windward will designate the Series C Director for so long as Windward holds any Series C Underlying Common Stock;

               (d) one director (the "Series D Director" and, together with the Series A Directors, the Series B Director and the Series C Director, the "Purchaser Directors") shall be designated by the holders of a majority of the Series D Preferred Stock; provided, that ABRY will designate the Series D Director for so long as ABRY holds any Series D Underlying Common Stock;

               (e) one director (the "President Director") shall be James R. Hull ("Hull"), for so long as Hull is employed by the Company and, thereafter, one director shall be designated by the President of the Company; and

               (f) one director shall be designated by the holders of the Mezzanine Warrants (the "Warrant Director"), as provided in Section 7.01(n) of the Note Agreement.

     The initial Series A Directors shall be Blaine F. Wesner, Kenneth P. DeAngelis and Michael Schmitz, the initial Series B Director shall be John Dirvin, the initial Series C Director shall be Peter S. Macdonald, the initial Series D Director shall be Jay Grossman and the initial Warrant Director shall be Stephen M. Jenks. The obligation to vote shares in accordance with this Paragraph 1A shall be specifically applicable to and enforceable against any transferees of the parties hereto.

     1B. Compensation Committee. The Board of Directors shall establish and maintain a compensation committee comprising Blaine F. Wesner (or if he is not a director, a Purchaser Director designated by a majority of the Purchaser Directors), the Series D Director, Hull, one other director who is not an officer or employee of the Company designated by a majority of the Purchaser Directors and a representative of the holders of Mezzanine Warrants in accordance with Section 7.01(n) of the Note Agreement. The compensation committee of the Board of Directors will review and make recommendations to the Board of Directors regarding salaries, bonuses and other compensation and benefits of officers and key employees of the Company and its subsidiaries, and will administer any Approved Plan and any other stock option, incentive or compensation plans or arrangements.

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     1C. Vacancies, Removal. In the event of any vacancy in the Board of
Directors, each of the Shareholders agrees to vote all shares of capital stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in Paragraph 1A of this Agreement. Each of the Shareholders agree to vote all shares of capital stock owned or controlled by them for the removal of (a) any director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by the party entitled to designate such director pursuant to Paragraph 1A of this Agreement, (b) Hull, as the President Director, whenever (but only whenever) Hull is no longer employed by the Company, and (c) any other President Director, whenever (but only whenever) the individual serving as the President Director is no longer the President of the Company. Each of the parties agrees to use its best efforts to cause designees to be elected to the Board of Directors as provided in Paragraph 1A of this Agreement.

     1D. Meetings; Quorum. The Company agrees to hold meetings of the Board of Directors at least once quarterly commencing in July 2001. The Company will give each Preferred Holder (so long as such Preferred Holder holds any Preferred Stock or Underlying Common Stock) and each Warrant Holder (so long as such Warrant Holder holds any Warrants or Warrant Shares) written notice at least one week (72 hours, in the case of a telephone meeting) in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors, and will permit each such Preferred Holder, Warrant Holder (other than holders of the 2001 Warrants) and one representative of the holders of the 2001 Warrants, if each such Preferred Holder and Warrant Holder has not designated a Purchaser Director, to attend meetings of the Board of Directors and all meetings of committees of the Board of Directors. If a Purchaser Director designated pursuant to Paragraph 1A of this Agreement is not able to attend a Board of Directors meeting or a meeting of a committee on which he serves, the Person(s) entitled to designate such Purchaser Director may designate any one Person to attend as an observer; provided, however, that (i) Windward may designate one additional Person to attend as an observer even if the Series C Director is able to attend the meeting and (ii) ABRY may designate one additional Person to attend as an observer even if the Series D Director is able to attend the meeting. Any observer described in either of the two preceding sentences may be excluded from any meeting to the extent necessary to preserve any evidentiary privilege. The Company shall furnish each Purchaser with a copy of the minutes and other records of all meetings and other actions taken by the Board of Directors and its committees and all written material given to directors in connection with such meeting at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to each such Preferred Holder and Warrant Holder prior to the effective date of such consent describing in reasonable detail the nature and the substance of such action. The failure of the Company to provide any notice to any Preferred Holder or Warrant Holder as required pursuant to this Paragraph 1D shall not have any effect on the validity of any action taken by the Board of Directors (or committee thereof) at any meeting or by written consent in lieu of a meeting. The Company will at all times comply with the provisions of Sections 7.01(f), (l) and (n) of the Note Agreement and Sections 7.01(f), (l) and (n) of the 2001 Note Agreement and the rights of a holder of the 2001 Warrants contained in this

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Paragraph 1D and Paragraph 1E of this Agreement shall not be duplicative of the rights of a party to the Note Agreement or the 2001 Note Agreement.

     1E. Expenses. The Company shall reimburse all Persons serving as directors for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and all committees thereof and otherwise incurred in fulfilling their duties as directors. If a Purchaser has not designated a Purchaser Director or if a Purchaser Director designated pursuant to Paragraph 1A of this Agreement is unable to attend a meeting of the Board of Directors or a committee on which he serves, the Company shall reimburse one representative of the Person(s) entitled to designate such Purchaser Director for actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and such committees. The Company shall also reimburse one observer designated by each of Windward, ABRY and the holders of the 2001 Warrants for actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and such committees thereof. Austin Ventures shall be considered to be one Purchaser for purposes of this Paragraph 1E (but not for any other purpose).

     1F. Indemnification Agreements. On the date hereof and on each later date that a Purchaser Director or any other director is first elected or appointed to the Board of Directors, the Company shall enter into an indemnification agreement in substantially the form attached hereto as Exhibit A with each Purchaser Director and each other director of the Company who is elected or appointed to the Board of Directors on such date.

     1G. Special Voting Rights of Holders of Series D Preferred Stock. In addition to any action otherwise required by the Articles of Incorporation or applicable law, the Company shall not take any of the following actions without the prior authorization and approval of the holders of a majority of the Series D Underlying Common Stock (for purpose of this Paragraph 1G only, the affirmative vote of the Series D Director at a meeting of the Board of Directors (or his written consent in lieu thereof) shall constitute the authorization and approval of the holders of a majority of the Series D Underlying Common Stock):

               (a) remove or designate the chief executive officer of the Company;

               (b) change the nature of the business or operations of the Company or any of its Subsidiaries or enter into or allow any of its Subsidiaries to enter into a line of business other than the purchasing, monitoring and servicing of security alarm contracts;

               (c) authorize or issue, or obligate itself to issue, any Series D Preferred Stock or any other Company Security (including any Company Security convertible into or exercisable or exchangeable for any Company Security) that ranks senior to, or pari passu with, the Series D Preferred Stock as to dividend or redemption rights or liquidation preferences, other than issuances of Series D-1 Preferred Stock pursuant to the Series D-1 Purchase Agreement and issuances of Series D-2 Preferred Stock upon conversion of shares of Series D-1 Preferred Stock pursuant to the Articles of Incorporation;

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               (d) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or allow any of its Subsidiaries to redeem, purchase or otherwise acquire, any Company Security (including any Company Security convertible into or exercisable or exchangeable for any Company Security) that ranks junior to the Series D Preferred Stock as to dividend or redemption rights or liquidation preferences (other than (i) a liquidation of the Company pursuant to Article IV, Part 2 of the Articles of Incorporation or
(ii) the redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Stock pursuant to Article IV, Part 3 of the Articles of Incorporation);

               (e) declare or pay a dividend or distribution of any kind on any Company Security that ranks junior to the Series D Preferred Stock as to dividend or redemption rights or liquidation preferences (other than (i) dividends on Series A Preferred Stock or Series C Preferred Stock paid in shares of Class A Common Stock pursuant to Article IV, Paragraph 5L of the Articles of Incorporation, (ii) a liquidation of the Company pursuant to Article IV, Part 2 of the Articles of Incorporation or (iii) the redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Stock pursuant to Article IV, Part 3 of the Articles of Incorporation);

               (f) other than provisions in the definitive documentation relating to the senior secured credit facility of the Company in effect on the date hereof, enter into, or allow any of its Subsidiaries to enter into, any financing transaction or other arrangement with terms and conditions that would prevent the Company from performing its obligations (other than obligations to make payments) in respect of the Series D Preferred Stock or Series D Underlying Common Stock;

               (g) other than a Sale of the Company of a type described in clause (iii) of the definition of Sale of the Company set forth in Part 4 of this Agreement in which the holders of the Series D Preferred Stock and Series D Underlying Common Stock are not shareholders of the surviving corporation, acquire, or permit any Subsidiary to acquire, any Equity Securities or other interest in any Person or business (whether by a purchase of assets, purchase of Equity Securities, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $50,000,000 in any one transaction (or series of related transactions);

               (h) except as expressly contemplated by this Agreement, make any amendment to the Articles of Incorporation or the Company's bylaws, or file any resolution of the Board of Directors with the Texas Secretary of State containing any provisions, which would increase the number of authorized shares of the Series D Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series D Preferred Stock or Series D Underlying Common Stock under this Agreement, the Articles of Incorporation, the Company's bylaws or the Registration Rights Agreement;

               (i) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or

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with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

               (j) establish or acquire any Subsidiaries other than Subsidiaries which will be wholly owned by the Company;

               (k) permit any of its Subsidiaries to issue, sell or have outstanding any Equity Securities, or rights to acquire Equity Securities, other than Equity Securities held by the Company or a direct or indirect wholly-owned Subsidiary of the Company;

               (l) except as may be required by the senior lenders of the Company in the enforcement of their rights during the existence of an event of default that continues after applicable grace and cure periods under any senior secured credit facility of the Company in effect from time to time, prior to June 30, 2003, consummate or agree to consummate a Sale of the Company (including a Sale of the Company of a type described in clause (ii) or (iii) of the definition of Sale of the Company set forth in Part 4 of this Agreement) unless, upon the consummation of such Sale of the Company prior to June 30, 2003, the total cash proceeds received (including dividends paid in cash prior to such sale) in respect of the Series D Preferred Stock and Series D Underlying Common Stock exceeds (i) in the case of the consummation of such Sale of the Company during 2001, the product of (A) 1.75 and (B) the Series D Initial Investment Amount; (ii) in the case of the consummation of such Sale of the Company during 2002, the product of (A) 2.00 and (B) the Series D Initial Investment Amount; and (iii) in the case of the consummation of such Sale of the Company during 2003, the product of (A) 2.25 and (B) the Series D Initial Investment Amount; or

               (m) except as may be required by the senior lenders of the Company in the enforcement of their rights during the existence of an event of default that continues after applicable grace and cure periods under any senior secured credit facility of the Company in effect from time to time, prior to June 30, 2003, effect a public offering of Common Stock unless (i) the Common Stock sold pursuant to such public offering is Class A Common Stock, (ii) the price per share at which the Class A Common Stock is sold to the public pursuant to such public offering is not less than $28.00 (as such amount may be adjusted to reflect any stock split, reverse stock split, stock dividend or other effective subdivision or combination of Class A Common Stock after the date hereof) and (iii) the Company redeems the Series D-2 Preferred Stock and, if required, Series D Underlying Common Stock in accordance with Article IV, Paragraph 3F of the Articles of Incorporation.

     Without limiting the foregoing, except as may be required by the senior lenders of the Company in the enforcement of their rights during the existence of an event of default that continues after applicable grace and cure periods under any senior secured credit facility of the Company in effect from time to time, each Shareholder agrees that, prior to June 30, 2003, it or he will not consummate or agree to consummate, or vote to approve or consent to, any Sale of the Company (including a Sale of the Company of a type described in clause (i) of the definition of Sale of the Company set forth in Part 4 of this Agreement) unless, upon the consummation of such Sale of the Company prior to June 30, 2003, the total cash proceeds received (including

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dividends paid in cash prior to such sale) in respect of the Series D Preferred
Stock and Series D Underlying Common Stock exceeds the applicable amount described in clause (l)(i), (l)(ii) or (l)(iii) above.

     1H. Special Voting Rights of Holders of Series C Preferred Stock. In addition to any action otherwise required by the Articles of Incorporation or applicable law, except as may be required by the senior lenders of the Company in the enforcement of their rights during the existence of an event of default that continues after applicable grace and cure periods under any senior secured credit facility of the Company in effect from time to time, prior to June 30, 2003, the Company shall not consummate or agree to consummate, and each Shareholder agrees that it or he will not consummate or agree to consummate, or vote to approve or consent to, without the prior authorization and approval of the holders of a majority of the Series C Underlying Common Stock (for purpose of this Paragraph 1H only, the affirmative vote of the Series C Director at a meeting of the Board of Directors (or his written consent in lieu thereof) shall constitute the authorization and approval of the holders of a majority of the Series C Underlying Common Stock), a Sale of the Company (including a Sale of the Company of a type described in clause (ii) or (iii) of the definition of Sale of the Company set forth in Part 4 of this Agreement) unless, upon the consummation of such Sale of the Company prior to June 30, 2003, the total cash proceeds received (including dividends paid in cash prior to such sale) in respect of (a) the Series C Preferred Stock exceeds the aggregate Series C Redemption Price (as defined in the Articles of Incorporation) for all Series C Preferred Stock and (b) the Series C-1 Preferred Stock equals the aggregate Series C-1 Redemption Price (as defined in the Articles of Incorporation) for all Series C-1 Preferred Stock.

     1I. Special Covenant of Shareholders. In the event the Company declares and pays a dividend or distribution of any kind on any Series C Stock and, as a result of such dividend or distribution, the definition of each of Applicable Series C Dividend Rate Per Share and/or the Applicable Revised Series C Dividend Rate Per Share set forth in Part 8 of the Articles of Incorporation would no longer be appropriate, each Shareholder (including each holder of the Series C Stock) shall vote all shares of voting stock held by such Shareholder to approve an amendment to the Articles of Incorporation to become effective immediately upon such payment amending the definition of each of Applicable Series C Dividend Rate Per Share and Applicable Revised Series C Dividend Rate Per Share set forth in Part 8 of the Articles of Incorporation to change the annual dividend rate per share payable on each share of Series C Stock consistent with the intended economics of the Series C Stock.

     2. Provisions Relating to Transfers of Company Securities.

     2A.  General Restrictions on Transfers.

               (a) During the term of this Agreement, no shares of Restricted Stock may be transferred except pursuant to a (i) Permitted Transfer, (ii) sale that complies with the provisions of Paragraph 2B of this Agreement or (iii) the Sale of the Company pursuant to Part 3 of this Agreement. Notwithstanding the foregoing, any transfer of shares of Restricted Stock must comply with the provisions of Paragraph 2D of this Agreement.

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               (b) During the term of this Agreement, (i) no Company Securities held by Austin Ventures, their Permitted Transferees and their respective Affiliates may be transferred without the prior written consent of the holders of a majority of the Underlying Common Stock held by ABRY, their Permitted Transferees and their respective Affiliates (which consent shall not be unreasonably withheld) and (ii) no Company Securities held by ABRY, their Permitted Transferees and their respective Affiliates may be transferred without the prior written consent of the holders of a majority of the Underlying Common Stock held by Austin Ventures, their Permitted Transferees and their respective Affiliates (which consent shall not be unreasonably withheld), except, in each case, pursuant to (x) a Permitted Transfer, (y) the Sale of the Company or (z) a pledge of Company Securities to the Lenders as acknowledged by the parties hereto pursuant to Paragraph 5M of this Agreement.

     2B.  Right of First Refusal.

               (a) Except pursuant to a Permitted Transfer or the Sale of the Company pursuant to Part 3 of this Agreement, a holder of Restricted Stock may only sell shares of Restricted Stock to another Person if (i) such holder has received a bona fide written offer to purchase such shares of Restricted Stock and (ii) such holder has complied with the provisions of this Paragraph 2B. Whenever and as often as any holder of Restricted Stock desires to sell any shares of Restricted Stock pursuant to such a bona fide written offer to purchase such shares, such holder (for purposes of this Paragraph 2B, the "Selling Shareholder") shall give written notice (the "Selling Shareholder Notice") to the Company and to each of the other Shareholders (other than holders of Series B Preferred Stock) (each, an "Offeree Shareholder") to such effect, enclosing a copy of such offer and specifying the number of shares of Restricted Stock that the Selling Shareholder desires to sell, the name of the Person(s) to whom the Selling Shareholder desires to make such sale and the consideration per share of Restricted Stock that has been offered in connection with such offer. Upon receipt of a Selling Shareholder Notice, the Company shall have the right and option to purchase the shares proposed to be sold for cash at the purchase price per share specified in such Selling Shareholder Notice, exercisable for 20 days after the receipt of such Selling Shareholder Notice. Failure of the Company to respond to such Selling Shareholder Notice within such 20-day period shall be deemed to constitute a notification to the Selling Shareholder of the Company's decision not to exercise the right and option to purchase such shares under this Paragraph. If the Company fails to exercise its first right and option, the Selling Shareholder shall promptly give written notice to each of the Offeree Shareholder(s) of the Company's failure to exercise its first right and option. The Offeree Shareholder(s), pro rata in accordance with their ownership of Underlying Common Stock, Warrant Shares and shares of Common Stock (without duplication), calculated on a fully diluted basis, shall have the right and option to purchase the remaining shares proposed to be sold for cash at the purchase price per share specified in such Selling Shareholder Notice, exercisable for 10 days after the receipt of the notification of the expiration of the Company's 20-day option period. Failure of any Offeree Shareholder to respond to such notification within such 10-day period shall be deemed to constitute a notification to the Selling Shareholder of such Offeree Shareholder's decision not to exercise such Offeree Shareholder's right and option to purchase such shares under this Paragraph 2B. If any Offeree Shareholder fails to exercise its first right and option, the Selling Shareholder shall give written notice to each of the other Offeree Shareholders who has elected to purchase its pro rata share of the shares proposed to be transferred, and each such Offeree Shareholder shall have the right, exercisable for a period of five days from the date of the receipt of such notice, to purchase the remaining shares, pro rata in accordance with their ownership of Underlying Common Stock, Warrant Shares and shares of Common Stock (without duplication), calculated on a fully diluted basis, as compared to the Underlying Common Stock, Warrant Shares and shares of Common Stock (without duplication), calculated on a fully diluted basis, held by all such electing Offeree Shareholders, or in such other proportions as they may otherwise agree upon. In the event the consideration to be paid for each share of Common Stock as set forth in the Selling Shareholder Notice includes non-cash consideration, the dollar value of such non-cash consideration shall be its fair market value ("Fair Market Value") as determined by the Company and the holders of a majority of the outstanding Underlying Common Stock and Warrant Shares. If such parties are unable to reach an agreement within 15 days after receipt of the Selling Shareholder Notice, the Fair Market Value of such non-cash consideration will be determined by an independent appraiser jointly selected by a majority of the Purchaser Directors and a majority of the remaining directors and the period within which the Company or an Offeree Shareholder may exercise its right or option under this Paragraph shall be extended until 10 days after such appraisal is completed.

               (b) The Company and/or each Offeree Shareholder may exercise the right and option provided above by giving written notice (the "Offeree Shareholder Notice") of its decision to exercise such right and option to the Selling Shareholder within the 20- and 10-day periods specified above, specifying the date (not later than five days from the date of expiration of all applicable first right and options to purchase shares under this Paragraph) upon which payment of the purchase price for the shares purchased pursuant to this Paragraph shall be made. The Selling Shareholder shall deliver to the Company and/or each Offeree Shareholder at the Company's principal office, one day prior to the payment date, wire transfer instructions, and on the payment date specified in the Offeree Shareholder Notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Company and/or each Offeree Shareholder in immediately available funds.

               (c) If all the shares proposed to be transferred are not purchased by the Company and/or the Offeree Shareholder(s) in accordance with this Paragraph, the Selling Shareholder shall not be required to sell any of such shares to the Offeree Shareholder(s), and during the 90-day period commencing on the expiration of the rights and options provided for in this Paragraph 2B, the Selling Shareholder may sell all (but not less than all) of such shares to the transferee named in the Selling Shareholder Notice for a consideration equal to or greater than the consideration specified in the Selling Shareholder Notice, free of the restrictions contained in this Paragraph 2B (but subject to the other terms and conditions hereof, including Paragraph 2D of this Agreement).

               (d) For the purposes of calculating the number of shares an Offeree Shareholder may acquire under this Paragraph 2B, options to acquire Common Stock pursuant to the Approved Plan held by an Offeree Shareholder shall be deemed issued and outstanding if such Offeree Shareholder is then an employee of the Company.

     2C. Contractual Preemptive Rights. Notwithstanding any preemptive or similar rights that any of the parties hereto may have pursuant to any other agreement, the parties hereto agree that their respective preemptive or similar rights with respect to the issuance of Company Securities by the Company after the date hereof shall be governed exclusively by this Paragraph 2C, and any such preemptive or similar rights contained in any other agreement, including without limitation, the Series A Purchase Agreement, the Series B Purchase Agreement, the Preferred B Warrants, the Series C Purchase Agreement, the Note Agreement the Mezzanine Warrants, are hereby terminated and rescinded in their entirety. If prior to a Qualified Public Offering, the Company shall issue any Company Securities (including any transfer of previously-issued Company Securities), each holder of Underlying Common Stock and Warrant Shares and the Hull Family Limited Partnership (the "Hull Partnership") shall be entitled to purchase the same proportion of such Company Securities to be issued necessary in order that the aggregate shares of Common Stock beneficially held by such holder constitute the same percentage of all Common Stock (assuming, in each case, the conversion, exercise or exchange of all outstanding Company Securities, including outstanding Company Securities held by such holder), after the issuance of such Company Securities as before the issuance thereof; provided, however, (a) if such holder elects to purchase such Company Securities, such holder shall be required to purchase (i) such Company Securities on the same terms and conditions as such Company Securities were issued by the Company and (ii) if more than one type of Company Security is issued, a pro rata amount of each such Company Security issued and (b) that such preemptive right shall not apply to (i) Company Securities issued to employees or consultants to the Company under any Approved Plan, (ii) Company Securities issued upon the conversion, exercise or exchange of Company Securities to which the preemptive rights under this Paragraph 2C were previously applicable, (iii) Company Securities issued in connection with an exercise of the preemptive rights granted hereunder, (iv) Company Securities issued pursuant to the Series C Exchange Agreement or the Series D-1 Purchase Agreement, (v) Company Securities issued upon conversion of the Preferred Stock or exercise of the Warrants, the 2001 Warrants and the Heller Warrant or upon conversion of Class B Common Stock issued upon exercise of the Heller Warrant, (vi) Company Securities issued as consideration in the merger with or acquisition of another Person,
(vii) Company Securities issued in connection with a public offering, or (viii) shares of Class A Common Stock issued in payment of dividends on Series A Preferred Stock or Series C Preferred Stock pursuant to Article IV, Paragraph 5L of the Articles of Incorporation. A holder of Underlying Common Stock or Warrant Shares or the Hull Partnership may exercise his or its right under this Paragraph 2C to purchase Company Securities by providing written notice to the Company within 20 days, and by paying the purchase price therefor at the principal office of the Company within 30 days, after the receipt of notice from the Company (which notice by the Company shall be given at least 30 days before the issuance of the Company Securities) stating the amount of Company Securities it intends to issue and the price and characteristics thereof. The holder shall pay such purchase price in immediately available funds. A holder's contractual preemptive rights hereunder shall be deemed to be exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such holder shall be treated for all purposes as the record holder of the Company Securities, as the case may be. As promptly as practicable (and in any event within 10 days) on or after the purchase date, the Company shall issue and deliver at its principal office a certificate or certificates for the number of full shares or amount, whichever is applicable, of Company Securities together with cash for any fraction of a share or portion of a Company Security at the purchase price to which the holder is entitled hereunder.

     2D. Transferees of Capital Stock. Except as otherwise specifically provided herein, any transferee or other Person who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any Company Securities from any party to this Agreement shall be bound by all the terms and conditions of this Agreement to the same extent as the parties hereto. Any attempted transfer of Company Securities by any party to this Agreement other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of such Company Securities pursuant to any such transfer. The Company shall not effect any transfer of Company Securities by any party to this Agreement until: (i) it has received evidence satisfactory to it that all of the provisions of this Agreement applicable to such transfer have been complied with and (ii) each transferee or other Person (and such transferee's or other Person's spouse) of such Company Securities has executed an addendum agreement with the parties hereto in the form of Exhibit B attached hereto, agreeing to be bound hereby. Each transferee of Company Securities shall take such Company Securities subject to, and be fully bound by, this Agreement with the same effect as if it were a party hereto, with those rights and obligations hereunder expressly provided herein.

     3. Liquidity Rights; Right of First Offer.

     3A.  Sale of the Company.

               (a) At any time and from time to time after the earlier to occur of (i) July 31, 2007 or (ii) the receipt by the Company of a Redemption Notice (as defined in the Articles of Incorporation), the holders of a majority of the Series D Underlying Common Stock (the "Preferred D Initiating Holders") may elect, by giving written notice (a "Preferred D Sale Notice") of such election to the Company to initiate procedures for the Sale of the Company. If a Preferred D Sale Notice is given in accordance with this Paragraph 3A(a), (A) all holders of Preferred Stock delivering a Redemption Notice shall be deemed to have rescinded such Redemption Notice and such Redemption Notice shall have no further force or effect and (B) the sale procedures set forth below shall apply.

               (b) If (i) the Company fails to redeem any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (for any reason, including that the funds of the Company legally available to make such redemption are insufficient) after the receipt by the Company of a Redemption Notice (other than a Redemption Notice rescinded as a result of the delivery of a Preferred D Sale Notice pursuant to Paragraph 3(A)(a) above) on the applicable redemption date (such date determined without giving effect to Article IV, Paragraph 3Q of the Articles of Incorporation) and (ii) the holders of Series D Underlying Common Stock have not at that time elected to pursue the Sale of the Company in accordance with this Part 3 pursuant to a Preferred D Sale Notice, the holders of a majority of the outstanding shares of any such series of Preferred Stock (the "Non-Preferred D Initiating Holders") may elect, by giving written notice (a "Non-Preferred D Sale Notice") to the Company and each holder of Series D Stock within 45 days after such redemption date, to initiate procedures for the Sale of the Company; provided, however, if, within 30 days after the receipt of a Non-Preferred D Sale Notice (the "Non-Preferred D Notice Rescission Period"), the holders of a majority of the Series D Underlying Common Stock deliver a Preferred D Sale Notice to the Company pursuant to

Paragraph 3(A)(a), the Non-Preferred D Sale Notice shall immediately be deemed rescinded and of no further force or effect and the Company shall proceed with the Sale of the Company process pursuant to this Part 3 in accordance with the procedures governing a Sale of the Company process initiated by a Preferred D Sale Notice. If a Non-Preferred D Sale Notice is given but not deemed rescinded in accordance with this Paragraph 3A(b), (A) all holders of Preferred Stock delivering a Redemption Notice shall be deemed to have rescinded such Redemption Notice and such Redemption Notice shall have no further force or effect and (B) the sale procedures set forth below shall apply.

     3B.  Sale Procedure.

               (a) In the event the Company receives a Preferred D Sale Notice or a Non-Preferred D Sale Notice (a "Sale Notice"), the Board of Directors shall, in the case of the receipt of a Preferred D Sale Notice, as promptly as practicable after receipt of such notice, or, in the case of the receipt of a Non-Preferred D Sale Notice, as promptly as practicable after the expiration of the Non-Preferred D Notice Rescission Period, pursue a process, the goal of which is to bring about the Sale of the Company, by engaging a Qualified Investment Banker, at the Company's expense, to represent the Company and the Shareholders in connection with the Sale of the Company and seek indications of interest, proposals and offers regarding the same ("Sale Proposals"). The Company and the shareholders of the Company shall use their reasonable best efforts to facilitate the Sale of the Company process, which will be conducted at the direction of and controlled, at the Company's expense, by the Initiating Holders. Without limiting the foregoing, the Initiating Holders may negotiate with prospective parties to a Sale of the Company and any Sale Proposal, as modified as a result of such negotiations and however embodied (including in the form of one or more definitive agreements for execution by the Company and/or the Shareholders), will continue to constitute a Sale Proposal. If the Sale of the Company process is initiated by delivery of a Preferred D Sale Notice, then the "Initiating Holders" will be holders of a majority of the Series D Underlying Common Stock. If the Sale of the Company process is initiated by delivery of a Non-Preferred D Sale Notice that is not deemed rescinded, then the "Initiating Holders" will be holders of a majority of the Underlying Common Stock, other than the Series D Underlying Common Stock.

               (b) During the Sale of the Company process, the Company shall, from time to time (and not less frequently than once per week), give to each of the holders of the Underlying Common Stock and 2001 Warrant Shares, a written update (a "Sale Update") as to the progress of the Sale of the Company process and describing each Sale Proposal received by the Company or the Qualified Investment Bank engaged to pursue the Sale of the Company, setting forth the name of the proposed purchaser, a description of the consideration to be received upon the Sale of the Company, the proposed date for closing the Sale of the Company and the other material terms of each Sale Offer. The Company shall also provide each holder of Underlying Common Stock and 2001 Warrant Shares with copies of each Sale Proposal together with all such other information pertaining thereto as may be reasonably be requested by any such holder of Underlying Common Stock or 2001 Warrant Shares.

               (c) At any time during the Sale of the Company process, the Initiating Holders may direct the Company and/or the other Shareholders to pursue, accept, decline to pursue, cease to pursue or reject any Sale Proposal and otherwise direct and control the Sale of the Company process. Nothing herein will prohibit the Initiating Holders from contemporaneously pursuing, or directing that others pursue, more than one Sale Proposal.

     3C.  Cessation of Sale Procedure.

               (a) At any time after the Sale of the Company process has been initiated, the Initiating Holders shall have the right to direct the Company to cease the solicitation of offers for the Sale of the Company.

               (b) If all parties to this Agreement have performed their obligations under this Part 3 and the Sale of the Company has not been consummated, the Company (at the election of the Board of Directors) shall have the right to (i) cease the solicitation of additional Sale Proposals at any time after the date that is nine months following the date that a Qualified Investment Banker is engaged and (ii) subject to the terms and conditions of any agreement into which the Company and/or any Shareholder may have entered into relating to the Sale of the Company, suspend all efforts to consummate the Sale of the Company (other than with respect to any Sale Proposal that the Company and/or the other Shareholders have been directed to pursue or accept pursuant to Paragraph 3B(c)) at any time after the date that is 12 months following the date that a Qualified Investment Banker is engaged, in each case by the delivery of written notice to each Shareholder of the Company's decision. In the event the Company elects to suspend all effort to consummate the Sale of the Company in accordance with this Paragraph 3C, the holders of Preferred Stock (as provided in Paragraphs 3(A)(a) and 3(A)(b)) shall have the right, at any time, to re-initiate the Sale of the Company process by delivery of a Preferred D Sale Notice or Non-Preferred D Sale Notice, as applicable, to the Company.

     3D. Accepted Sale Proposals. Subject to Paragraph 3G, at any time during the Sale of the Company process, the Initiating Holders may give the Company notice to the effect that they have elected that the Company and/or the Shareholders accept a Sale Proposal (an "Accepted Proposal"). The Company will then give notice thereof (the "Acceptance Notice") to the other Shareholders. Within 10 days following receipt of the Acceptance Notice, the Company (and/or each Shareholder, if the Accepted Proposal is an offer to acquire Company Securities by sale, merger or otherwise), must accept the Accepted Proposal, including entering into any related definitive agreement(s) and consummating the Sale of the Company in accordance with the terms and conditions thereof; provided, however, that any obligation or other liability of any Shareholder will be individual to each Shareholder (and not joint or joint and several) and will be limited to the net amount of proceeds received by such Shareholder from such Sale.

     3E.  Best Efforts.

               (a) The Company and each Shareholder agree to use reasonable best efforts to effect the Sale of the Company pursuant to any Accepted Proposal, including, without limitation, voting all shares of voting stock held by such Shareholder to approve a sale of assets by the Company followed by the liquidation and dissolution of the Company, or to adopt a plan of merger or consolidation by the Company included in the terms of such Accepted Proposal, and waiving all related dissenters' appraisal and similar rights.

               (b) During the Sale of the Company process, the Initiating Holders will act in good faith to conduct such process in a manner designed to maximize the consideration offered for the equity of the Company; provided, that, the Initiating Holders may also take into consideration factors such as the amount and form of consideration to be paid, the timing of, and contingencies related to, the payment of the consideration to be paid, the timing of the closing of the Sale of the Company, the likelihood of the consummation of the Sale of the Company, the nature, type and availability of financing sources to fund the consideration to be paid and such other reasonable factors as the Initiating Holders may, in their sole discretion (acting in good faith as described above), deem to be relevant. Notwithstanding the foregoing, the Shareholders (other than the Initiating Holders) acknowledge that the Initiating Holders (i) shall not have any duty to postpone or, once initiated, suspend the Sale of the Company process and (ii) shall have the sole discretion (acting in good faith as described above) to (a) take into consideration those factors set forth in the preceding sentence and such other reasonable factors as such Initiating Holders deem relevant in evaluating each Sale Proposal and (b) provided the Initiating Holders have conducted the Sale of the Company process in the manner described above, accept any Sale Proposal at any time during such process and to require that the Company and/or the Shareholders agree to consummate, and consummate, a Sale of the Company pursuant to the provisions of this Part 3.

     3F. Initial Public Offering. Without the prior written consent of the Initiating Holders, the Company shall not pursue an initial public offering of Company Securities during the time the Sale of the Company is being sought pursuant to this Part 3.

     3G. Right of First Offer. Promptly following the receipt of any Sale Notice, the Company shall deliver written notice to Windward of the receipt of such notice and Windward shall have the right to make an offer to purchase the Company in accordance with this Paragraph 3G. Windward shall have the right, exercisable within 30 days of the receipt of the Company's notice, to submit an offer to purchase the Company by delivering a written proposal (the "Windward Purchase Proposal") to the Company and the other holders of Company Securities, which proposal will set forth in reasonable detail the terms and conditions upon which Windward will agree to purchase the Company in a Sale of the Company, including the Company Securities or assets to be acquired and the consideration to be paid. If as a result of the consummation of the Sale of the Company pursuant to the terms of the Sale Proposal that the Initiating Holders intend to accept pursuant to Paragraph 3D, (a) the holders of Series D Preferred Stock would receive an aggregate amount equal to the aggregate Series D Liquidation Value, (b) the holders of Series C Preferred Stock would receive an aggregate amount less than the aggregate Series C Liquidation Value and (c) the holders of Series C-1 Preferred Stock would receive an aggregate amount less than the aggregate Series C-1 Liquidation Value, the Initiating Holders shall deliver written notice (the "Windward First Offer Notice") to Windward to such effect and Windward shall have the right (the "Windward First Offer Purchase Right") to purchase the Company in accordance with the terms set forth in the Windward Purchase Proposal. Within 10 days following receipt of the Windward First Offer Notice, Windward may exercise the Windward First Offer Purchase Right by delivering written notice (the "Windward Purchase Notice") of such election to the Company and each of the other Shareholders within 10 days following the receipt of the Windward First Offer Notice. If Windward elects to exercise the Windward First Offer Purchase Right, (i) within 10 days following receipt of the Windward Purchase Notice, the

Company (and/or each Shareholder, if the Windward Purchase Proposal is an offer to acquire Company Securities by sale, merger or otherwise), must accept the Windward Purchase Proposal, including entering into any related definitive agreement(s) and consummating the Sale of the Company in accordance with the terms and conditions thereof and (ii) Windward shall be obligated to purchase the Company in accordance with the terms set forth in the Windward Purchase Proposal; provided, however, that any obligation or other liability of any selling Shareholder will be individual to such Shareholder (and not joint or joint and several) and will be limited to the net amount of proceeds received by such Shareholder from such sale; provided, further, that representations, if any, required by any Shareholder shall be limited to the status of its title to the interests it is selling. If Windward does not deliver a Windward Purchase Notice within the 10-day period referred to above, the Initiating Holders shall have the right to accept any Sale Proposal and effectuate the Sale of the Company pursuant to this Part 3.

     4. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "1999 Stock Plan" means the Company's 1999 Stock Option Plan, dated November 3, 1999, which provides for issuance of up to 150,000 shares of Class A Common Stock.

          "2001 Stock Plan" means the Company's 2001 Stock Option Plan, dated April 27, 2001, which provides for issuance of up to 250,000 shares of Class A Common Stock.

          "ABRY" means ABRY Partners IV, L.P. and ABRY Investment Partnership, L.P., collectively.

          "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such individual, or any relative or such spouse, who has the same home as such individual. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Approved Plan" means the 1999 Stock Plan, the 2001 Stock Plan and any other written stock option, stock purchase or similar incentive plan (or options to purchase up to 400,000 shares of Class A Common Stock) approved by the Board of Directors (with a majority of the Purchaser Directors concurring).

          "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended.

          "Austin Ventures" means Austin Ventures III and Austin Ventures V, collectively.

          "Austin Ventures III" means Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., collectively.

          "Austin Ventures V" means Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P., collectively.

          "Board of Directors" means the board of directors of the Company.

          "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

          "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

          "Common Stock" means the Company's Common Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Company Security" means any Equity Security of the Company.

          "Equity Securities" means any capital stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

          "Heller Warrant" means the Company's Warrant for the purchase (subject to adjustment as provided therein) of 367,238 shares of Class B Common Stock, issued to Heller Financial, Inc. pursuant to that certain Warrant Agreement, by and between the Company and Heller Financial, Inc., dated November 10, 1994, as amended by that certain First Amendment to Warrant Agreement, dated as of June 15, 1998 (the "Heller Warrant Agreement").

          "Mezzanine Warrant Shares" means the shares of Class A Common Stock issued or issuable upon the exercise of the Mezzanine Warrants and for purposes of applying this definition only, any Person who holds Mezzanine Warrants shall be deemed to be the holder of the Mezzanine Warrant Shares obtainable upon the exercise of such Mezzanine Warrants regardless of any restriction or limitation on the exercise of such Mezzanine Warrants, such Mezzanine Warrant Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Mezzanine Warrant Shares hereunder.

          "Permitted Transfer" means (a) in the case of any Shareholder that is an individual, a transfer of any or all of the shares of Company Securities owned by such Shareholder to his spouse or children, or to trusts established for the benefit of his spouse or children, provided that the transferee grants to the transferor an irrevocable proxy coupled with an interest to vote all of the shares of Company Securities so transferred and agrees to be bound by all of the provisions of this Agreement, including, without limitation, Paragraph 2B of this Agreement; (b) in the case of any Shareholder that is a partnership, limited liability company, corporation, trust or other entity other than an individual, a transfer of any or all of the shares of Company Securities owned by such Shareholder (i) to its Affiliates, (ii) to its general or limited partners, members, shareholders or beneficiaries, or (iii) to an entity owned by or organized for the benefit of the general or limited partners, members, shareholders, officers, directors, employees, Affiliates or beneficiaries of such Shareholder, as applicable; provided that, in each case, the transferee agrees to be bound by all of the provisions of this Agreement, including, without limitation, Paragraph 2B of this Agreement, to the same extent as the transferor was bound, and (c) in the case of any Shareholder, a pledge of any or all of the shares of Company Securities owned by such Shareholder to secure the repayment of any bona fide indebtedness owing by such Shareholder, the Company or any Subsidiary of the Company to a financial institution, provided that such Shareholder retains the power to vote the shares of Company Securities so pledged until such time as the pledgee shall have realized upon the pledge and that the provisions of this Agreement, including, without limitation, Part 2 of this Agreement, shall be applicable to the shares of Company Securities so pledged to the same extent applicable to the transferor.

          "Permitted Transferee" means any Person (other than the Company) who shall acquire any shares of Company Securities in a Permitted Transfer.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other similar entity or organization or a Governmental Authority.

          "Preferred Stock" means the Company's Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Preferred B Warrant Shares" means the shares of Class A Common Stock issued or issuable upon the exercise of the Preferred B Warrants and for purposes of applying this definition only, any Person who holds Preferred B Warrants shall be deemed to be the holder of the Preferred B Warrant Shares obtainable upon the exercise of such Preferred B Warrants regardless of any restriction or limitation on the exercise of such Preferred B Warrants, such Preferred B Warrant Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Preferred B Warrant Shares hereunder.

          "Qualified Investment Banker" shall be the investment banking firm selected by the Initiating Holders from a list of five nationally recognized investment banking firms (no more than three of which firms, at the time such list is compiled, shall be engaged, or during the preceding three years shall have been engaged, by the Company or any Affiliate thereof) compiled by the Company promptly following the receipt of a Sale Notice.

          "Qualified Public Offering" means the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to an employee benefit plan of the Company) at a price (prior to underwriters' commissions and expenses) equal to or exceeding $3.00 per share (as adjusted for subdivisions and combinations of shares of Common Stock and dividends on Class A Common Stock payable in shares of Class A Common Stock as provided in the Articles of Incorporation).

          "Restricted Stock" means any Common Stock (other than Underlying Common Stock or Warrant Shares) now owned or subsequently acquired by any Common Shareholder or a transferee of a Common Shareholder in a Permitted Transfer.

          "Sale of the Company" means either (i) a sale of all or substantially all of the issued and outstanding Company Securities, (ii) a sale of all or substantially all of the assets and business of the Company and a liquidation of the Company following such sale, or (iii) a merger or consolidation of the Company with or into another Person, in each case for cash or securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force and the rules promulgated thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force and the rules promulgated thereunder.

          "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Series A Underlying Common Stock" means the shares of Class A Common Stock issued or issuable upon the conversion of the Series A Preferred Stock and for purposes of applying this definition only, any Person who holds any Series A Preferred Stock shall be deemed to be the holder of the Series A Underlying Common Stock obtainable upon conversion of such Series A Preferred Stock regardless of any restriction or limitation on the conversion of such Series A Preferred Stock, such Series A Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Series A Underlying Common Stock hereunder.

          "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Series C Preferred Stock" means the Company's Series C Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Series C-1 Preferred Stock" means the Company's Series C-1 Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

          "Series C Stock" means either Series C Preferred Stock or Series C-1 Preferred Stock.

          "Series C Underlying Common Stock" means the shares of Class A Common Stock issued or issuable upon the conversion of the Series C Preferred Stock and for purposes of applying this definition only, any Person who holds any Series C Preferred Stock shall be deemed to be the holder of the Series C Underlying Common Stock obtainable upon conversion of such Series C Preferred Stock regardless of any restriction or limitation on the conversion of such Series C Preferred Stock, such Series C Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Series C Underlying Common Stock hereunder.

          "Series D Initial Investment Amount" means, as of the date of the consummation of the Sale of the Company, the aggregate amount paid to the Company to purchase Series D Preferred Stock pursuant to the Series D-1 Purchase Agreement.

          "Series D Preferred Stock" means either the Company's Series D-1 Preferred Stock, par value $0.01 per share, or the Company's Series D-2 Preferred Stock, par value $0.01 per share, each as more fully described in the Articles of Incorporation.

          "Series D Stock" means either Series D Preferred Stock or Series D Underlying Common Stock.

          "Series D Underlying Common Stock" means the shares of Class A Common Stock issued or issuable upon the conversion of the Series D-1 Preferred Stock and for purposes of applying this definition only, any Person who holds any Series D-1 Preferred Stock shall be deemed to be the holder of the Series D Underlying Common Stock obtainable upon conversion of such Series D-1 Preferred Stock regardless of any restriction or limitation on the conversion of such Series D-1 Preferred Stock, such Series D Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Series D Underlying Common Stock hereunder.

          "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

          "transfer" means a sale, assignment, transfer, pledge, encumbrance or other disposition.

          "2001 Warrant Shares" means the shares of Class A Common Stock issued or issuable upon the exercise of the 2001 Warrants and for purposes of applying this definition only, any Person who holds 2001 Warrants shall be deemed to be the holder of the 2001 Warrant Shares obtainable upon the exercise of such 2001 Warrants regardless of any restriction or limitation on the exercise of such 2001 Warrants, such 2001 Warrant Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such 2001 Warrant Shares hereunder.

          "Underlying Common Stock" means the Series A Underlying Common Stock, Series C Underlying Common Stock and Series D Underlying Common Stock, collectively, and for purposes of applying this definition only, any Person who holds any Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of such Preferred Stock regardless of any restriction or limitation on the conversion of such Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Underlying Common Stock hereunder.

          "Warrant Shares" means the Mezzanine Warrant Shares, Preferred B Warrant Shares and 2001 Warrant Shares, collectively, and for purposes of applying this definition only, any Person who holds Warrants shall be deemed to be the holder of the Warrant Shares obtainable upon the exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, such Warrant Shares shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of such Warrant Shares hereunder.

          "Windward" means Windward Capital L.P. II, LLC and Windward Capital Partners II, L.P., collectively.

     5. General Provisions.

     5A. Transfer Conditions. Prior to any proposed transfer of any Preferred Stock, Warrants, Warrant Shares or Common Stock (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer, in reasonable detail, and, if requested by the Company, shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP, Vinson & Elkins L.L.P., Skadden, Arps, Slate, Meagher & Flom LLP, Kirkland & Ellis and Schiff Hardin & Waite are satisfactory counsel), addressed to the Company, to the effect that the proposed transfer of the Preferred Stock, Warrants, Warrant Shares or Common Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Preferred Stock, Warrants, Warrant Shares or Common Stock shall be entitled to transfer such Preferred Stock, Warrants, Warrant Shares or Common Stock in accordance with the terms of the notice delivered by the holder to the Company and subject to the other provisions of this Agreement. Each certificate evidencing the Preferred Stock, Warrants, Warrant Shares or Common Stock transferred as provided above shall bear, except if such transfer is made pursuant to Rule 144 under the Securities Act, the appropriate restrictive legend set forth below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Preferred Stock, Warrants, Warrant Shares or Common Stock agrees that it will not request that a transfer of the Preferred Stock, Warrants, Warrant Shares or Common Stock be made (or that the appropriate restrictive legend described below hereof be removed from the certificate evidencing the Preferred Stock, Warrants, Warrant Shares or Common Stock) solely in reliance on Rule 144(k) under the Securities Act, if as a result of such proposed transfer the Company would be rendered subject to the reporting requirements of the Securities Exchange Act.

     5B. Legends on Certificates.

               (a) During the term of this Agreement, the Company shall affix to each certificate issued on or after the date hereof to a party hereto and evidencing Preferred Stock, Warrants, Warrant Shares or Common Stock a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF JANUARY 18, 2002, AMONG THE COMPANY AND CERTAIN SHAREHOLDERS AND WARRANT HOLDERS. A COPY OF THE SHAREHOLDERS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

               (b) During the term of this Agreement, the Company shall not effect any transfer of Preferred Stock, Warrants, Warrant Shares or Common Stock evidenced by a certificate issued prior to the date hereof and held by any party to this Agreement until it has advised the proposed transferee of such Preferred Stock, Warrants, Warrant Shares or Common Stock that such Preferred Stock, Warrants, Warrant Shares or Common Stock are subject to the restrictions on transfer and voting arrangements set forth in this Agreement and provided such proposed transferee with a copy of this Agreement and any applicable amendments. The Company shall make a notation on its records and give instructions to any transfer agent of the Preferred Stock, Warrants, Warrant Shares or Common Stock in order to implement the restrictions on transfer established in this Agreement.

     5C. Termination; Amendment and Waiver.

               (a) This Agreement shall terminate upon the earlier to occur of
(i) the written agreement of (A) the holders of at least 662/3% of the Series A Underlying Common Stock then outstanding, (B) the holders of at least 662/3% of the Series C Underlying Common Stock then outstanding, (C) the holders of at least 662/3% of the Warrant Shares (other than 2001 Warrant Shares), (D) the holders of at least 662/3% of the Series D Underlying Common Stock then outstanding, and (E) the holders of at least 662/3% of the 2001 Warrant Shares),
(ii) the acquisition by a single purchaser of all of the issued and outstanding shares of the Preferred Stock, Underlying Common Stock, Common Stock, Warrants and Warrant Shares or (iii) the closing of a Qualified Public Offering.

               (b) No amendment, modification or waiver of this Agreement or any provision hereof shall be effective unless made by the written agreement of (i) the holders of at least 662/3% of the shares of Restricted Stock and at least 662/3% of the shares of Series A Underlying Common Stock, and (ii) (A) in the case of any amendment, modification or waiver that adversely affects the rights and interests of any holder or holders of Series D Preferred Stock or Series D Underlying Common Stock hereunder, or in the case of any amendment, modification or waiver to any provision of Part 3 of this Agreement or the definition of any defined term set forth in Part 4 of this Agreement which is used (directly or indirectly by use in the definition of a term that itself is used in the definition of another term) in Part 3 of this Agreement, at least 662/3% of the shares of the Series D Underlying Common Stock, (B) in the case of any amendment, modification or waiver that adversely affects the rights or interests of any holder or holders of Warrants (other than 2001 Warrants) or Warrant Shares (other than 2001 Warrant Shares) hereunder, at least 662/3% of the Common Stock issued and issuable upon exercise of the Warrants (other than 2001 Warrants), (C) in the case of any amendment, modification or waiver that adversely affects the rights or interests of any holder or holders of Series C Underlying Common Stock hereunder, or in the case of any amendment, modification or waiver to any provision of Part 3 of this Agreement or the definition of any defined term set forth in Part 4 of this Agreement which is used (directly or indirectly by use in the definition of a term that itself is used in the definition of another term) in Part 3 of this Agreement, at least 662/3% of the Series C Underlying Common Stock, and (D) in the case of any amendment, modification or waiver that adversely affects the rights or interests of any holder or holders of 2001 Warrants or 2001 Warrant Shares hereunder, at least 662/3% of the Common Stock issued and issuable upon exercise of the 2001 Warrants.

     5D. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by cable, telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

     To the Company:   Monitronics International, Inc.
                       12801 Stemmons Freeway
                       Suite 821
                       Dallas, TX 75234
                       Facsimile: (972) 919-1985
                       Attn: James R. Hull

     With a copy to:   Vinson & Elkins L.L.P.
                       2001 Ross Avenue
                       Suite 3700
                       Dallas, TX 75201
                       Facsimile: (214) 999-7714
                       Attn: Christine Hathaway

     To Preferred Holders or Warrant Holders to their addresses set forth on the Schedule of Preferred Holders or Warrant Holders, as the case may be,

     With a copy to:   If to Austin Ventures:
                       Vinson & Elkins L.L.P.
                       600 Congress Avenue
                       Suite 2700
                       Austin, TX 78701
                       Facsimile: (512) 236-3450
                       Attn: William R. Volk

                       and

                       If to Windward:
                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY 10036
                       Facsimile: (212) 735-2000
                       Attn: Howard L. Ellin

                       and

                       If to ABRY:
                       Kirkland & Ellis
                       153 East 53rd Street
                       New York, NY 10022
                       Facsimile: (212) 446-4900
                       Attn: John L. Kuehn

                       and

                       If to CRL:
                       Testa, Hurwitz & Thibeault, LLP
                       125 High Street
                       Boston, MA 02110
                       Facsimile: (617) 248-7100
                       Attn: Andrew E. Taylor, Jr.

                       and

                       If to NML:
                       Schiff Hardin & Waite
                       6600 Sears Tower
                       Chicago, IL 60606
                       Facsimile: (312) 258-5600
                       Attn: Andrew A. Kling

     To the Common Shareholders, to their addresses set forth on the Schedule of Common Shareholders, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     5E. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     5F. Entire Agreement. This Agreement and the addendum, exhibits and schedules hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     5G. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

     5H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be one and the same document.

     5I. Reorganization. The provisions of this Agreement shall apply to any Equity Securities resulting from any stock split or reverse stock split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares of Company Securities and to any shares of Company Securities or shares of Equity Securities of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of Company Securities.

     5J. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     5K. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     5L. Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective heirs, personal representatives, successors and transferees of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, unless expressly provided otherwise, the provisions of this Agreement which are (i) for any Preferred Holder's benefit as a purchaser or holder of shares of Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock and (ii) for any Warrant Holder's benefit as a purchaser or holder of Warrants or Warrant Shares are also for the benefit of, and enforceable by, any subsequent holder of Warrants and Warrant Shares. Except by operation of law, the Company shall not make any transfer of any of its rights or obligations hereunder without the prior written consent of each of the holders of Series A Underlying Common Stock, each of the holders of the Series C Underlying Common Stock and each of the holders of the Warrants and Warrant Shares.

     5M. Exception for Pledge. The parties acknowledge that pursuant to the terms of a (a) Third Amended and Restated Pledge Agreement, dated as of January 13, 1999, as amended to date (the "Pledge Agreement"), by and between Austin Ventures III, Austin Ventures V, Capital Resource Lenders II, L.P. ("CRL"), Hull Family Limited Partnership, Robert Sherman, individually, Michael Gregory, individually, Michael Meyers, individually, and Stephen Hedrick, individually (collectively, the "Pledgors") and Canadian Imperial Bank of Commerce, as Administrative Agent, State Street Bank and Trust Company, for itself and as Documentation and Collateral Agent (the "Secured Party"), CIBC, Inc., Heller Financial, Inc., Chase Bank of Texas, National Association, Union Bank of Texas, N.A., Wells Fargo Bank (Texas) National Association, LaSalle National Bank and BankBoston, N.A. (collectively, the "Lenders"), (b) Pledge Agreement, dated as of April 27, 2001, as amended to date (the "ABRY/Windward/CRL Pledge Agreement"), by and between ABRY, Windward, CRL and the Lenders, and (c) Pledge Agreement, dated as of January 18, 2002 (the "NML Pledge Agreement"), by and between The Northwestern Mutual Life Insurance Company ("NML") and the Lenders, certain Company Securities, as identified on Schedule I to the Pledge Agreement, the ABRY/Windward/CRL Pledge Agreement and the NML Pledge Agreement (collectively, the "Pledged Securities"), have been pledged by the Pledgors, ABRY, Windward, CRL and NML to the Secured Party for the benefit of the Lenders. The parties hereto acknowledge and consent to such pledge of the Pledged Securities and, notwithstanding any provision in this Agreement to the contrary, hereby agree that any purchaser of such Pledged Securities, including the Lenders, who acquires the Pledged Securities pursuant to the terms of the Pledge Agreement, the ABRY/Windward/CRL Pledge Agreement and the NML Pledge Agreement shall take the Pledged Securities free and clear of all terms of this Agreement and neither such Persons nor such Pledged Securities shall thereafter be subject to any term or condition of this Agreement.

                                     * * * *

     IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Shareholders Agreement as of the date first above written.

                                       COMPANY:

                                       MONITRONICS INTERNATIONAL, INC.


                                       By: /s/ James R. Hull
                                           -------------------------------------
                                           James R. Hull,
                                           President


                                       PURCHASERS:

                                       AUSTIN VENTURES III-A, L.P.


                                       By: AV Partners III, L.P.,
                                           Its General Partner


                                           By: /s/ Blaine F. Wesner
                                               ---------------------------------
                                               Blaine F. Wesner,
                                               Authorized Signatory


                                       AUSTIN VENTURES III-B, L.P.


                                       By: AV Partners III, L.P.,
                                           Its General Partner


                                           By: /s/ Blaine F. Wesner
                                               ---------------------------------
                                               Blaine F. Wesner,
                                               Authorized Signatory


                                       AUSTIN VENTURES V, L.P.


                                       By: AV Partners V, L.P.,
                                           Its General Partner


                                           By: /s/ Blaine F. Wesner
                                               ---------------------------------
                                               Blaine F. Wesner,
                                               General Partner

                                       AUSTIN VENTURES V AFFILIATES FUND, L.P.


                                       By: AV Partners V, L.P.,
                                           Its General Partner


                                           By: /s/ Blaine F. Wesner
                                               ---------------------------------
                                               Blaine F. Wesner,
                                               General Partner


                                       CAPITAL RESOURCE LENDERS II, L.P.


                                       By: Capital Resource Partners II, L.P.,
                                           Its General Partner


                                           By: /s/ Stephen M. Jenks
                                               ---------------------------------
                                               General Partner


                                       WINDWARD CAPITAL PARTNERS II, L.P.


                                       By: Windward Capital GP II, LLC,
                                           Its General Partner


                                           By: /s/ Peter S. Macdonald
                                               ---------------------------------
                                               Peter S. Macdonald,
                                               Managing Member


                                       WINDWARD CAPITAL LP II, LLC


                                       By: /s/ Peter S. Macdonald
                                           -------------------------------------
                                           Peter S. Macdonald,
                                           Managing Member

                                       ABRY PARTNERS IV, L.P.


                                       By: ABRY Capital Partners, L.P.,
                                           Its General Partner


                                           By: ABRY Capital Partners, LLC,
                                               Its General Partner


                                               By: /s/ illegible signature
                                                   -----------------------------
                                                   Name:
                                                   Title: Authorized Agent


                                       ABRY INVESTMENT PARTNERSHIP, L.P.


                                       By: ABRY Investment GP, LLC,
                                           Its General Partner


                                           By: /s/ Jeffrey J. Lueken
                                               -------------------------------
                                               Name:
                                               Title: Authorized Agent


                                       THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By: /s/ Jeffrey J. Lueken
                                           -------------------------------------
                                           Name:
                                           Title: Authorized Agent


                                       COMMON SHAREHOLDERS:

                                       HULL FAMILY LIMITED PARTNERSHIP, L.P.


                                       By: James R. Hull Management Trust,
                                           Its General Partner


                                           By: /s/ James R. Hull
                                               ---------------------------------
                                               James R. Hull, Trustee


                                       /s/ Robert N. Sherman
                                       -----------------------------------------
                                       Robert N. Sherman


                                       /s/ Michael Meyers
                                       -----------------------------------------
                                       Michael Meyers


                                       /s/ Stephen Hedrick
                                       -----------------------------------------
                                       Stephen Hedrick

                                       /s/ Michael Gregory
                                       -----------------------------------------
                                       Michael Gregory

                       EXHIBIT A TO SHAREHOLDERS AGREEMENT

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (the "Agreement") is executed on and entered into as of _______________, _____ (the "Effective Date") by and between Monitronics International, Inc., a Texas corporation (the "Company"), and ________________ ("Director").

     The Company is required or permitted under certain circumstances to indemnify directors of the Company against liability incurred by them in such capacities or by reason of occupying such position. The Company desires to have Director serve as a director of the Company, and Director desires to serve, provided that he is indemnified by the Company. This is the Indemnification Agreement referred to in the Fourth Amended and Restated Shareholders Agreement (the "Shareholders Agreement") entered into on January 18, 2002 by the Company and the Shareholders named therein.

     The parties agree as follows:

     1. Definitions.

     Unless the context requires otherwise, for purposes of this Agreement:

     (a) "Act" shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and as hereafter amended, and any successor statute; provided that, for purposes of this Agreement, any amendment of such Act that reduces the rights of Director will be given effect only to the extent required by such Act as amended;

     (b) the terms "proceedings," "expenses" and other terms defined in Article 2.02-1 of the Act are used herein with the meanings as so defined under the Act; and

     (c) the phrase "serving in a representative capacity at the request of the Company" means serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     2. Indemnity.

     (a) The Company agrees to indemnify Director to the fullest extent permitted by the Act, as soon as practicable but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder against expenses judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement of such proceeding) incurred by or on behalf of Director in connection with any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding because he is or was a director or officer of the Company or because he is or was serving in a representative capacity at the request of the Company.

     (b) Reasonable expenses incurred by Director in connection with a proceeding referred to in Paragraph 2A in advance of the final disposition of the proceeding and without the determination specified in Sections F or G of
Article 2.02-1 of the Act, promptly upon receipt by the Company of:

          (i) a written affirmation by Director of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act; and

          (ii) a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed pursuant to this Paragraph 2B if it is ultimately determined that he has not met the standard of conduct necessary for indemnification under the Act or if it is ultimately determined that indemnification of Director against expenses incurred by him in connection with that proceeding is prohibited by Section E of Article 2.02-1 of the Act.

     (c) This Agreement makes mandatory the indemnification permitted under Section B of Article 2.02-1 of the Act with respect to expenses incurred in connection with a proceeding described in such provision and shall be deemed to constitute authorization of indemnification in the manner required by the Act.

     3. Notification and Defense of Claim.

     (a) Promptly after receipt by Director of notice of the commencement of any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding, if a claim for indemnity in connection with such proceeding is to be made against the Company under this Agreement, will promptly notify the Company of the commencement thereof. With respect to any such proceeding other than a proceeding brought by or on behalf of the Company or as to which Director shall have made the determination provided for in (ii) below, the Company will be entitled to participate therein at its own expense, and the Company may assume the defense thereof with counsel satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to indemnify Director under this Agreement against expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to select and employ counsel in a proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be borne by Director unless (i) the employment of such counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, and in each case the fees and expenses of counsel shall be subject to the indemnity provided hereunder by the Company; provided, however, that in the event any other person indemnified by the Company (unless Director has reasonably concluded that there may be a conflict of interest between Director and such other person) is also named or threatened to be named defendant or respondent in a proceeding referred to in (ii) above, the fees and expenses of only one counsel employed by Director and all such other persons shall be subject to indemnity hereunder.

     (b) Promptly following receipt by the Company from Director of any claim for indemnity hereunder, the Company shall in good faith make or cause to be made any determination as to reasonableness of expenses and determination that indemnification is permissible as may be required pursuant to the Act and, as soon as practicable, but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder, following such determination, the Company shall pay or cause to be paid to Director in cash the amount of the expenses indemnified hereunder and so determined to be reasonable and permissible. Such payment shall be made out of the assets of the Company.

     4. Miscellaneous.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Director to serve or continue to serve as a director or in a representative capacity at the request of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity and in serving as a director of the Company or in a representative capacity at the request of the Company hereafter, whether or not Director serves in any such capacity on the date of this Agreement. All agreements and obligations of the Company contained herein shall continue during the period that Director serves as a director of the Company or in a representative capacity at the request of the Company and thereafter so long as Director shall be subject to any possible claim or pending, threatened or completed proceeding by reason of the fact that Director was a director or served in any other representative capacity.

     (b) In the event Director is required to bring any action to enforce his rights or to collect any amount due him under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director's fees and expenses (including, without limitation, reasonable attorney's fees) in bringing and pursuing such action.

     (c) Each of the provisions (including any provision within a single Paragraph or sentence) of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such remaining provisions shall remain enforceable to the fullest extent permitted by law.

     (d) This Agreement shall be interpreted and enforced in accordance with the internal laws but not the law of conflicts of the State of Texas.

     (e) This Agreement and the terms hereof shall be binding upon and inure to the benefit of the Company and Director, and their respective successors and assigns.

     (f) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     (g) The-indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Director may be entitled under any provision of the Act, the Articles of Incorporation or bylaws of the Company or of any other corporation, or any other agreement or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be affording currently under the Company's bylaws and this Agreement, it is the intent of parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

     (h) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by cable, telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

     If to the Director:
                           --------------------

                           --------------------

                           --------------------

                           --------------------
                           Facsimile:
                           Attn:

     If to the Company:

                           Monitronics International, Inc.
                           12801 Stemmons Freeway
                           Suite 821
                           Dallas, TX 75234
                           Facsimile: (972) 919-1985
                           Attn: President

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

                                       The Company:

                                       MONITRONICS INTERNATIONAL, INC.


                                       By: _____________________________________
                                           James R. Hull, President

                       EXHIBIT B TO SHAREHOLDERS AGREEMENT

                      ADDENDUM AGREEMENT TO FOURTH AMENDED
                       AND RESTATED SHAREHOLDERS AGREEMENT

     This Addendum Agreement is executed on and effective as of _______________, by and among ____________________ (the "New Shareholder"), the New Shareholder's Spouse (if any), and Monitronics International, Inc., a Texas corporation (the "Company").

     The Fourth Amended and Restated Shareholders Agreement dated January 18, 2002 (the "Shareholders Agreement") among the Company and certain shareholders of the Company provides that all persons prior to becoming shareholders of the Company must enter into an Addendum Agreement binding such person and such person's spouse (if any) to the Shareholders Agreement to the same extent as if they were original parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Shareholders Agreement.

     Therefore, the New Shareholder and the spouse of the New Shareholder (if any) hereby agree to be bound by all terms and conditions of the Shareholders Agreement to the same extent as if they were original signatories to the Shareholders Agreement and were a [insert type of holder](*). This Addendum Agreement shall be attached to and become part of the Shareholders Agreement.

                                       NEW SHAREHOLDER:


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Spouse of New Shareholder


                                       COMPANY:

                                       MONITRONICS INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                           Title:

     *In each case where the New Shareholder is a transferee of Company Securities from a party to the Shareholders Agreement, based upon the type of Company Security the New Shareholder has acquired, the New Shareholder shall be deemed either a Preferred Holder, a Warrant Holder and/or a Common Shareholder with respect to each such Company Security. In all other cases, the New Shareholder shall be deemed a Common Shareholder.

                          SCHEDULE OF PREFERRED HOLDERS

Austin Ventures III-A, L.P.
Austin Ventures III-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
701 Brazos
Suite 1400
Austin, TX 78701
Facsimile: (512) 476-3952
Attn: Blaine F. Wesner

Capital Resource Lenders II, L.P.
c/o Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, MA 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Windward Capital Partners II, L.P.
Windward Capital L.P. II, LLC
1177 Avenue of the Americas
42nd Floor
New York, NY 10036
Facsimile: (212) 382-6534
Attn: Peter S. Macdonald

ABRY Partners IV, L.P.
ABRY Investment Partnership, L.P.
18 Newbury Street
Boston, MA 02116
Facsimile: (617) 859-7205
Attn: Jay Grossman

                           SCHEDULE OF WARRANT HOLDERS

Capital Resource Lenders II, L.P.
c/o Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, MA 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Austin Ventures III-A, L.P.
Austin Ventures III-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
701 Brazos
Suite 1400
Austin, TX 78701
Facsimile: (512) 476-3952
Attn: Blaine F. Wesner

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Facsimile: (414) 299-7124
Attn: Securities Department

                         SCHEDULE OF COMMON SHAREHOLDERS

1.   Hull Family Limited Partnership, L.P.
     c/o Monitronics International, Inc.
     12801 Stemmons Freeway
     Suite 821
     Dallas, TX 75234
     Facsimile: (972) 919-1985

2.   Robert N. Sherman
     c/o Monitronics International, Inc.
     12801 Stemmons Freeway
     Suite 821
     Dallas, TX 75234
     Facsimile: (972) 919-1985

3.   Michael Meyers
     c/o Monitronics International, Inc.
     12801 Stemmons Freeway
     Suite 821
     Dallas, TX 75234
     Facsimile: (972) 919-1985

4.   Stephen Hedrick
     c/o Monitronics International, Inc.
     12801 Stemmons Freeway
     Suite 821
     Dallas, TX 75234
     Facsimile: (972) 919-1985

5.   Michael Gregory
     c/o Monitronics International, Inc.
     12801 Stemmons Freeway
     Suite 821
     Dallas, TX 75234
     Facsimile: (972) 919-1985